EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 33-44421 and 333-198409) on Form S-8 of DeVry Education Group Inc. of our report dated June 29, 2017, relating to our audit of the financial statements and supplemental schedules of DeVry Education Group Success Sharing Retirement Plan, which appears in this Annual Report on Form 11-K of DeVry Education Group Success Sharing Retirement Plan for the year ended December 31, 2016.

/s/ RSM US LLP

RSM US LLP

Indianapolis, Indiana

June 29, 2017

18